Exhibit 107

CALCULATION OF FILING FEE TABLES

Form S-1

(Form Type)

AIAI Holdings Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price		Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to be Paid	Equity	Class A common stock, par value $0.001	457(o)	71,655,060	(2)	$19.005943	(1)	$1,361,872,000	(1)	0.00013810	$188,074.52
Fees Previously Paid	N/A
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts							$1,361,872,000			$188,074.52
	Total Fees Previously Paid										$0
	Total Fees Offsets										$0
	Net Fee Due										$188,074.52

1.	Estimated solely for the purposes of calculating the registration fee pursuant to Rule 457(o) of the Securities Act. Given that there is no proposed maximum offering price per ordinary share of Class A common stock, the Registrant calculated the proposed maximum offering price, by analogy to Rule 457(f)(2), based on the pro forma total shareholders’ equity of the Class A common stock the Registrant registers, which will be calculated from its pro forma balance sheet as of September 30, 2025. Given that the Registrant’s shares of Class A common stock are not traded on exchange or over-the-counter, the Registrant did not use the trading prices of its Class A common stock in accordance with Rule 457(c).

2.	Represents 71,655,060 shares of the Registrant’s Class A common stock by our stockholders identified in this prospectus, or their permitted transferees, in connection with our direct listing on the Nasdaq Global Market.

3.	Calculated pursuant to Rule 457(o) under the Securities Act at the rate of $138.10 per $1,000,000 of the proposed maximum offering price.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)

Fee Offset Claims

Fee Offset Sources

Rule 457(p)

Fee Offset Claims

Fee Offset Source

(1)